0 Array Technologies 4Q 2023 Earnings Call February 27, 2024

1 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, business strategies and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms. Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; a failure to maintain effective internal controls over financial reporting; a further increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges or restrictions on imports and exports; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including the military conflict in Ukraine and Russia, the Israel-Hamas war, attacks on a shipping in the Red Sea and rising inflation and interest rates; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; our ability to convert our orders in backlog into revenue; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; significant changes in the cost of raw materials; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to obtain key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; failure to implement and maintain effective internal controls over financial reporting; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises, such as the COVID-19 pandemic, which could have a material and adverse effect on our business, results of operations and financial condition; changes to tax laws and regulations that are applied adversely to us or our customers, which could materially adversely affect our business, financial condition, results of operations and prospects, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Non-GAAP Financial Information This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share. We define Adjusted Gross Profit as Gross Profit plus (i) developed technology amortization and (ii) other costs. We define Adjusted EBITDA as net income (loss) to common shareholders plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, (xii) certain acquisition costs, and (xiii) other costs. We define Adjusted Net Income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) certain legal expenses, (viii) certain acquisition costs, (ix) other costs, and (x) income tax (benefit) expense of adjustments. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted Net Income per share as Adjusted Net Income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

2 Business Update Kevin Hostetler, CEO

Executive Summary

4Q 2023 Highlights

- Significant margin expansion from cost takeout initiatives, non-tracker revenue streams and 45X benefit recognition
- Gross Margin of 24.7%[1] and Adjusted Gross Margin[1][2] of 25.7%, an expansion of 560 and 520 bps respectively from 4Q 2022
- Net Income of $6.0 million and Adjusted EBITDA[2] margin expansion of 120 bps from 4Q 2022
- Free cash flow[3] of $88.6 million

Full Year 2023 Highlights

- Operational improvements driving increased profitability year-over-year
- Gross Margin of 26.4%[1] and Adjusted Gross Margin[1][2] of 27.3%, an expansion of 1340 and 1300 bps respectively from 2022
- Net Income of $85.5 million and Adjusted EBITDA[2] margin expansion of 1040 bps from 2022
- Free cash flow[3] increased to $215.0 million, a 64% increase year-over-year

4Q 2023 Select Financials

($M)

Revenue



$402.1
$341.6
4Q
2022
2023

Adjusted EBITDA[2]
Adjusted EBITDA %



$51.7
12.9%
$48.2
14.1%
4Q
2022
2023

Full Year 2023 Select Financials

($M)

Revenue



$1,637.5
$1,576.6
Full Year
2022
2023

Adjusted EBITDA[2]
Adjusted EBITDA %



$128.7
7.9%
$288.1
18.3%
Full Year
2022
2023

(1) 4Q 2023 and full year 2023 gross margin include a $9.3 million cost of revenue reduction related to a portion of the~$50 million 45X manufacturing benefit earned for certain torque tube shipments in 2023; remainder of credit for 2023 will be recognized in 2024

(2) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure.

(3) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment

3

4 Business & Product Update 2023 Business Highlights 2023 Product, Software, & Services Highlights ► Increased global capacity to nearly 50 GW, with more than 30 GW of U.S. capacity; capable of sourcing 85%+ domestic content at scale ► Launched Configure, Price, Quote (CPQ) tool vastly improving quoting accuracy and customer experience ► Announced new 215,000 square-foot manufacturing facility in Albuquerque ► Successfully negotiated 45X manufacturing credit benefit split with torque tube suppliers for 2023 and 2024 ► Expansion of tracker offerings now provides solution for every unique project in the market OmniTrackTM STI H250 ► Continued to enhance SmarTrackTM functionality and capabilities across all Array product offerings with expansion of Hail and Snow response SmarTrackTM ► Launched comprehensive Field Services and Customer Training solutions to reduce operational downtime and increase productivity and quality in the field Field Service Solutions Accredited Training Course Catalog

Market Update and Revenue Outlook Dynamics

ARRY U.S. High Probability Pipeline Trend



(40%)
~3X
4Q 2021
2Q 2022
4Q 2022
2Q 2023
4Q 2023

ARRY U.S. Market Dynamics

- Expect 2024 ASPs to be down low double digits % year-over-year due to lower commodity costs, structural cost enhancements and partial pass through of 45x benefits
- Project delays continue in 1H 2024 as certain customers are signaling permitting/interconnection challenges, longer financing timelines, and supply chain constraints
- Key focus in early 2023 was structural margin enhancement which resulted in a temporary reduction in our high probability pipeline
- 2H 2023 business process improvements coupled with expanded product, software and service offerings driving high probability pipeline recovery
- Strong bookings momentum with $600M in Q4 2023
- Expecting volume and revenue growth to resume in 2H 2024

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6 Financial Update Kurt Wood, CFO

4Q 2023 Financial Results

4Q Snapshot

($ in millions, except EPS Data)	Three Months Ended December 31, 2023	2022	Y/Y
Revenue	**$341.6**	**$402.1**	***($60.5)***
Gross margin[1]	**24.7%**	**19.1%**	***+ 560 bps***
Net income (loss) to Common Shareholders	**$6.0**	**($17.3)**	***+$23.3***
Diluted EPS	**$0.04**	**($0.11)**	***+$0.15***
Adjusted Gross Margin[1][2]	**25.7%**	**20.5%**	***+520 bps***
Adjusted EBITDA[2]	**$48.2**	**$51.7**	***($3.5)***
Adjusted net income[2]	**$31.4**	**$15.0**	***+$16.4***
Adjusted, Diluted EPS[2]	**$0.21**	**$0.10**	***+$0.11***
Free Cash Flow[2]	**$88.6**	**$93.5**	***($4.9)***

Y/Y Comparison

- Revenue down 15% from ASP decline on lower input costs
- Adjusted gross margin increased to 25.7% from 20.5% driven by improved pricing, an increase in non-tracker sales, and recognition of 45X benefit
- Adjusted EBITDA of $48.2M, compared to $51.7M in the prior year period driven by ~$13.5M of 1X charges in the quarter, mostly offset by improved gross margin performance

(1) 4Q 2023 gross margin includes a $9.3 million cost of revenue reduction related to a portion of the ~$50 million 45X manufacturing benefit earned for certain torque tube shipments in 2023; remainder of credit for 2023 will be recognized in 2024
(2) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure
(3) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment

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Full Year 2023 Financial Results

Full Year Snapshot

($ in millions, except EPS Data)	Full Year Ended December 31, 2023	2022	Y/Y
Revenue	**$1,576.6**	**$1,637.5**	***($60.9)***
Gross margin(1)	**26.4%**	**13.0%**	***+ 1340 bps***
Net income (loss) to Common Shareholders	**$85.5**	**($43.6)**	***+$129.1***
Diluted EPS	**$0.56**	**($0.29)**	***+$0.85***
Adjusted Gross Margin(1)(2)	**27.3%**	**14.3%**	***+1300 bps***
Adjusted EBITDA(2)	**$288.1**	**$128.7**	***+$159.4***
Adjusted net income(2)	**$171.3**	**$57.3**	***+$114.0***
Adjusted, Diluted EPS(2)	**$1.13**	**$0.38**	***+$0.75***
Free Cash Flow(3)	**$215.0**	**$130.9**	***+$84.1***

Y/Y Comparison

- Revenue decline driven by lower ASPs on reduced commodity cost inputs and relatively flat volume in addition to the $23.2M Brazil ICMS reclassification
- 1300 basis point improvement in adjusted gross margin
- Adjusted EBITDA more than doubled to $288.1 million on improved gross margin performance
- Free Cash Flow of $215.0, a $84.1 million improvement from prior year on increased profitability and a $126.9M improvement excluding 1X legal settlement proceeds of $42.8M in 2022

(1) Full year 2023 gross margin includes a $9.3 million cost of revenue reduction related to a portion of the~$50 million 45X manufacturing benefit earned for certain torque tube shipments in 2023; remainder of credit for 2023 will be recognized in 2024
(2) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure
(3) Free Cash Flow calculated as cash from (used in) operating activities less purchase of property, plant and equipment

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9 Full Year 2024 Guidance Full Year Ending December 31, 2024 Revenue $1.25 billion to $1.40 billion Adjusted EBITDA(1) (2) $285 million to $315 million Adjusted net income per common share(1)(2) $1.00 to $1.15 (1) Guidance includes retained benefits related to Inflation Reduction Act torque tube manufacturing 45X tax credits (2) A reconciliation of projected adjusted Gross Margin, adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2023 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results. Planning Assumptions ► Adjusted GM% in the low 30s, inclusive of retained torque tube 45X benefit ► Adjusted SG&A between $33 million - $35 million per quarter ► Net Interest expense of $8 - $9 million per quarter ► Preferred dividends of ~$14 million per quarter (cash/PIK + discount amort) ► Effective Tax Rate for Adjusted EPS: 26% - 28% ► Capital Expenditures of $25 - $30 million ► Free Cash Flow of $100 - $150 million

10 Appendix

11 Adjusted Gross Profit Reconciliation ($ in thousands) (a) For the three months ended December 31, 2022, other costs represent $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event. For the twelve months ended December 31, 2022, other costs represent $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event. Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 Revenue 341,615 402,071 1,576,551 1,637,546 Cost of revenue 257,386 325,191 1,161,000 1,424,828 Gross profit 84,229 76,880 415,551 212,718 Amortization of developed technology 3,640 3,640 14,558 14,558 Other costs (a) — 1,785 — 6,817 Adjusted Gross Profit 87,869 82,305 430,109 234,093 Adjusted Gross Margin 25.7% 20.5% 27.3% 14.3%

Adjusted EBITDA Reconciliation

($ in thousands)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income (loss)	$ 19,342	$ (5,251)	$ 137,240	$ 4,432
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Net income (loss) to common shareholders	**$ 6,010**	**$ (17,260)**	**$ 85,549**	**$ (43,622)**
Other expense, net	(1,318)	(5,894)	(7,315)	(5,970)
Legal settlement [a]	—	—	—	(42,750)
Foreign currency transaction (gain) loss	326	813	53	(1,155)
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Interest expense	8,857	12,882	44,229	36,694
Income tax (benefit) expense	3,013	13,799	39,917	(9,384)
Depreciation expense	1,118	704	3,540	2,571
Amortization of intangibles	8,840	21,027	36,736	83,630
Amortization of developed technology	3,640	3,640	14,558	14,558
Equity-based compensation	2,648	3,091	14,578	14,768
Change in fair value of contingent consideration	732	1,474	2,964	(4,507)
Certain legal expenses [b]	244	984	898	5,990
Certain acquisition costs [c]	—	(206)	—	10,564
Other costs [d]	736	4,635	736	19,291
Adjusted EBITDA	**$ 48,178**	**$ 51,698**	**$ 288,134**	**$ 128,732**

[a] Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets

[b] Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the Company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the court on May 19, 2023, and (iii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

[c] Represents fees related to the acquisition of STI Norland.

[d] For the three months ended December 31, 2023, other costs represent one-time costs related to an evaluation of our Capped Call and Put Options accounting treatment. For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future.

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ARRAY

Adjusted Net Income Reconciliation

($ in thousands)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net income (loss)	$ 19,342	$ (5,251)	$ 137,240	$ 4,432
Preferred dividends and accretion	13,332	12,009	51,691	48,054
Net income (loss) to common shareholders	**$ 6,010**	**$ (17,260)**	**$ 85,549**	**$ (43,622)**
Amortization of intangibles	8,840	21,027	36,736	83,630
Amortization of developed technology	3,640	3,640	14,558	14,558
Amortization of debt discount and issuance costs	1,447	1,854	10,570	6,858
Preferred accretion	6,528	6,009	25,320	23,249
Equity based compensation	2,648	3,091	14,578	14,768
Change in fair value of contingent consideration	732	1,474	2,964	(4,507)
Certain legal expenses [(a)]	244	984	898	5,990
Certain acquisition costs [(b)]	—	(206)	—	10,564
Legal settlement [(c)]	—	—	—	(42,750)
Other costs [(d)]	736	4,635	736	19,291
Income tax expense of adjustments [(e)]	563	(10,205)	(20,659)	(30,773)
Adjusted net income	**$ 31,388**	**$ 15,043**	**$ 171,250**	**$ 57,256**

(a) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the Company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the court on May 19, 2023, and (iii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) Represents fees related to the acquisition of STI Norland.

(c) Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.

(d) For the three months ended December 31, 2023, other costs represent one-time costs related to an evaluation of our Capped Call and Put Options accounting treatment. For the three months ended December 31, 2022, other costs represent (i) $1.4 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $1.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $1.4 million of executive transition and payroll related costs that we do not anticipate repeating in the future. For the twelve months ended December 31, 2022, (i) $7.2 million related to certain professional fees incurred related to integration, (ii) $6.8 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $5.3 million associated with the transition of CEOs as well as other one-time executive payroll related costs that we do not anticipate repeating in the future.(d) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

(e) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

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14 Adjusted EPS Reconciliation ($ in thousands, except per share amounts) Loss per common share Basic $ 0.04 $ (0.11) $ 0.57 $ (0.29) Diluted $ 0.04 $ (0.11) $ 0.56 $ (0.29) Weighted average common shares outstanding Basic 151,175 150,463 150,942 149,819 Diluted 152,110 150,463 152,022 149,819 Adjusted income (loss) per common share Basic $ 0.21 $ 0.10 $ 1.13 $ 0.38 Diluted $ 0.21 $ 0.10 $ 1.13 $ 0.38 Weighted average common shares outstanding Basic 151,175 150,463 150,942 149,819 Diluted 152,110 150,463 152,022 149,819 Three Months Ended December 31, Year Ended December 31, 2023 2022 2023 2022 $ $ $ $

15 Proforma Adjusted Gross Profit (a) In 2022, other costs represent remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event. ($ in thousands)